To the Shareholders and
  Board of Directors of
  ONE Fund, Inc.:


In planning and performing our audit of the financial statements of ONE Fund, Inc. for the year ended June 30, 2001, we

considered its internal control, including control activities for safeguarding securities, in order to determine our auditing

procedures for the purpose of expressing our opinion on the

financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on

internal control.


The management of ONE Fund, Inc. is responsible for establishing and maintaining internal control.  In fulfilling this

responsibility, estimates and judgments by management are

required to assess the expected benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial

statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the

United States of America.  Those controls include the

safeguarding of assets against unauthorized acquisition, use, or disposition.


Because of inherent limitations in any internal control, errors or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to

The risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.


Our consideration of internal control would not necessarily

disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.  A material weakness is a

condition in which the design or operation of one or more

internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial

statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we noted no matters involving internal control and its operation, including controls for

safeguarding securities, that we consider to be material

weaknesses as defined above as of June 30, 2001.


This report is intended solely for the information and use of management, the Board of Directors of ONE Fund, Inc. and the

Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





Columbus, Ohio


August 17, 2001